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                              [LOGO]       Dresdner RCM Global Investors
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                                           Dresdner RCM Global Investors, LLC.
                                           Four Embarcadero Center
                                           San Francisco, California 94111-4189

                                           Phone: 415-954-5400
                                           Fax:   415-954-8200

YOUR VOTE IS EXTREMELY IMPORTANT.
PLEASE RESPOND TODAY.

Dear Shareholder,

If you have not already voted your proxy relating to the reorganization of Dresdner RCM Global Funds into PIMCO Funds: Multi-Manager Series, we ask that you do so today. As our earlier letter to you indicated, your Board of Directors has approved this reorganization, and all matters relating to it, as in the best interests of Fund shareholders. For complete details, please review the proxy statement previously mailed to you.

Authorizing your proxy is quick and easy. Simply choose one of these three methods:


/-/ BY PHONE--Call us toll-free at 1-888-897-9267.

/-/ INTERNET--Visit our Web site at www.proxyvote.com.

/-/ BY MAIL--Sign the proxy card you previously received from us and return it in the envelope provided with the proxy statement.


If you authorize a proxy by phone or electronically, Dresdner RCM Global Funds, Inc. or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the proxy authorization.

Thank you for your timely participation in this important event.

Sincerely,

/s/ Robert J. Goldstein

Robert J. Goldstein
President
Dresdner RCM Global Funds, Inc.


P.S. No matter how many shares you own, your vote is important. Please respond today.


             Frankfurt - Hong Kong - London - San Francisco - Tokyo